Exhibit 99.1

Guidance Software Reports First Quarter 2010 Results

•	Q1 2010 Revenue Increases 4% Over Q1 2009

•	Q1 2010 Non-GAAP Net Loss of ($0.04) Compared with ($0.14) in Q1 2009

•	Q1 2010 Cash and Cash Equivalents at Record Level

PASADENA, California, April 29, 2010 (Business Wire) – Guidance Software, Inc. (NASDAQ: GUID) The World Leader in Digital Investigations™ today reported its financial results for the first quarter ended March 31, 2010.

For the first quarter of fiscal 2010, Guidance Software reported total revenue of $19.4 million, an increase of $0.7 million, or 4 percent, from the first quarter 2009. Product revenue was level at $8.4 million in the first quarter of 2010 as compared to the first quarter of 2009. Services and Maintenance revenue was $11.0 million, up $0.6 million, or 6 percent, from the same period in the prior year.

“We are pleased with the overall gains we have achieved compared to the prior year,” said Victor Limongelli, President and Chief Executive Officer of Guidance Software. “Close rates in our commercial enterprise business increased dramatically, and higher revenue and lower expenses resulted in a significantly improved bottom line for the first quarter of 2010 compared to the first quarter of 2009. Our cash flow generation also continued and our balance sheet was further strengthened by an increase in cash and cash equivalents of $2.1 million to $38.7 million, an all-time high, as of March 31, 2010.”

For the first quarter of fiscal 2010, the company reported a GAAP net loss of $2.1 million, or ($0.09) per share, compared to a GAAP net loss of $5.4 million, or ($0.23) per share, in the first quarter of fiscal 2009.

On a non-GAAP basis, excluding share-based compensation, the Company reported a pre-tax net loss of $981,000, or ($0.04) per share, in the first quarter of 2010. For the first quarter of 2009, the non-GAAP pre-tax net loss was $3.2 million, or ($0.14) per share.

First Quarter 2010 Highlights

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The Company’s gross margin for the first quarter of 2010 was 74.6%, which was 4.4% higher than its gross margin of 70.2% in the first quarter of 2009, reflecting our reduced overall cost structure and increased margins in our professional services business. The Company’s gross margin in the first quarter of 2010 was its highest gross margin ever for any quarter, with the exception of the seasonally higher fiscal fourth quarters.

•

The Company added 20 new EnCase® Enterprise customers in the first quarter of 2010. EnCase® Enterprise customers gained over the life of the product include over half of the Fortune 100 and nearly thirty percent of the Fortune 500.

•

The Company also added 18 new customers for its products built on the EnCase® Enterprise platform: 7 new perpetual EnCase® eDiscovery customers, 3 new EnCase® Cybersecurity customers, 7 new EnCase® Legal Hold customers, and 1 new Pay-Per-Use EnCase® eDiscovery customer.

•

In March 2010, the Company released Version 2 of EnCase® Portable with new capabilities that transform EnCase® Portable, a data collection solution on a USB drive, into a triage tool, enabling keyword searching and image viewing on target computers. With Version 2 of EnCase® Portable, non-technical personnel can easily search, view, and collect data from target computers using a single USB thumb drive that contains both the software and the licensing key. EnCase® Portable preserves digital evidence in the court-vetted evidence file format for which EnCase® is known.

2010 Financial Outlook:

For 2010, the Company reiterates its financial outlook of revenue growth of approximately 8-12 percent over 2009, reaching $80.0-$84.0 million, and non-GAAP, pre-tax earnings per share of approximately breakeven.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations web site at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (706) 645-9291, passcode 68033612, available from 8:00 pm eastern time, April 29, through midnight May 7, 2010.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the Company’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable.

There are also risks that the Company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Company’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The Company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. There are more than 30,000 licensed users of the EnCase® technology worldwide, the EnCase® Enterprise platform is used by over half of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. Validated by numerous courts, corporate legal departments, government agencies and law enforcement organizations worldwide, EnCase® has been honored with industry awards and recognition from Law Technology News, SC Magazine, Government Security News, Law Enforcement Technology and KMWorld. For more information about Guidance Software, visit www.guidancesoftware.com.

Source: Guidance Software

Rasmus van der Colff

VP Finance Director of Investor Relations

(626) 229-9191 x107

Investor Relations

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues:
Product revenue	$8,442	$8,355
Services and maintenance revenue	10,953	10,314

Total revenues	19,395	18,669

Cost of revenues:
Cost of product revenue	688	738
Cost of services and maintenance revenue	4,241	4,830

Total cost of revenues	4,929	5,568

Gross profit	14,466	13,101

Operating expenses:
Selling and marketing	8,225	9,565
Research and development	4,086	3,572
General and administrative	3,257	4,155
Depreciation	1,014	1,129

Total operating expenses	16,582	18,421

Operating loss	(2,116)	(5,320)
Interest income and other, net	35	24

Loss before income taxes	(2,081)	(5,296)
Income tax provision	49	74

Net loss	$(2,130)	$(5,370)

Net loss per share	$(0.09)	$(0.23)

Shares used in per share calculation - basic	23,016	23,283

Shares used in per share calculation - diluted	23,016	23,283

Supplemental Financial Data
Non-GAAP loss before income taxes excluding share-based compensation	$(981)	$(3,231)

Non-GAAP loss before income taxes per share excluding share-based compensation	$(0.04)	$(0.14)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Loss

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Calculation of pre-tax non-GAAP loss:
GAAP net loss	$(2,130)	$(5,370)
Add:
Income tax provision	49	74
Share-based compensation expense (including related payroll taxes paid by the Company)	1,100	2,065

Non-GAAP loss before income taxes excluding share-based compensation expense	$(981)	$(3,231)

Per share non-GAAP loss before income taxes excluding share-based compensation expense
Basic	$(0.04)	$(0.14)

Diluted	$(0.04)	$(0.14)

Shares used in per share calculations:
Basic	23,016	23,283

Diluted	23,016	23,283

Detail of Share-based Compensation Expense:
Cost of product revenue	5	6
Cost of service and maintenance revenue	205	395
Selling and marketing	360	756
Research and development	189	333
General and administrative	341	575

Total share-based compensation expense	1,100	2,065

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of loss before income taxes excluding share-based compensation expense and non-GAAP loss before income taxes per share excluding share-based compensation expense, which are reconciled to net loss and net loss per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net loss and net loss per share calculated in accordance with GAAP.

Non-GAAP loss before income taxes excluding share-based compensation is defined as follows: GAAP net loss before income taxes less share-based compensation expense. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation Topic (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense and income taxes are not the responsibility of operating managers and generally cannot be changed or influenced by management once granted.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes and stock compensation expense because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider income taxes or share-based compensation costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2010	December 31, 2009

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,734	$36,585
Trade receivables, net	12,128	16,932
Prepaid expenses, inventory and other current assets	2,505	2,233

Total current assets	53,367	55,750

Long-term assets:
Property and equipment, net	12,637	12,835
Other assets	434	434

Total long-term assets	13,071	13,269

Total assets	$66,438	$69,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,973	$3,226
Accrued liabilities	5,348	4,143
Capital lease obligations	66	75
Deferred revenues	30,204	32,336

Total current liabilities	38,591	39,780

Long-term liabilities:
Rent incentives	1,760	1,929
Capital lease obligations	84	96
Deferred revenues	3,590	3,752

Total long-term liabilities	5,434	5,777

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	63,895	62,683
Treasury stock	(2,211)	(2,080)
Accumulated deficit	(39,294)	(37,164)

Total stockholders’ equity	22,413	23,462

Total liabilities and stockholders’ equity	$66,438	$69,019

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Three Months Ended March 31,

	2010	2009
Operating Activities:
Net loss	$(2,130)	$(5,370)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation & amortization	1,014	1,129
Benefit for doubtful accounts	(100)	(202)
Share-based compensation	1,100	2,065
Changes in operating assets and liabilities:
Trade receivables	4,904	7,959
Prepaid expenses, inventory & other current assets	(272)	(2)
Accounts payable	(521)	(743)
Accrued liabilities	1,036	(413)
Deferred revenue	(2,294)	(2,185)

Net cash provided by operating activities	2,737	2,238

Investing Activities:
Purchase of property and equipment	(548)	(1,113)

Net cash used in investing activities	(548)	(1,113)

Financing Activities:
Proceeds from the exercise of stock options	112	—
Common stock repurchased or withheld	(131)	(47)
Principal payments on capital lease obligations	(21)	(65)

Net cash used in financing activities	(40)	(112)

Net increase in cash and cash equivalents	2,149	1,013
Cash and cash equivalents at beginning of period	36,585	36,006

Cash and cash equivalents at end of period	$38,734	$37,019